Exhibit 99.1

Barfresh Completes $6 million Financing to Accelerate Growth and Meet Uplisting Requirements for a National Exchange

Company Expects Continued Sequential Revenue Growth as Schools, Military, Restaurants and Amusement Parks Slowly Return to Normal Service Throughout 2021

Company Expects Strong Improvement in both Revenue and Operating Cash Flow in the Back Half of 2021 Compared to the First Half of 2021

LOS ANGELES, June 3, 2021 (GLOBE NEWSWIRE) – Barfresh Food Group Inc. (the “Company” or “Barfresh”) (OTCQB: BRFH), a manufacturer of frozen, ready-to-blend and ready-to-drink beverages, today announced that it has completed a private placement of approximately $6 million of common stock at $0.36 per share with no warrant coverage. In addition, the Company has negotiated the conversion of approximately $0.7 million and the retirement of approximately $0.8 million of existing debt and interest. This eliminates all prior convertible debt and related interest. After these transactions, the company now has approximately $7 million of cash and no debt except for a $0.56 million Paycheck Protection Program loan that is expected to be forgiven.

The Company’s first Paycheck Protection Program “PPP” loan of $0.56 million has been forgiven. The Company was granted a second PPP loan In January 2021 for $0.56 million and also expects this loan to be forgiven in Q3 2021. The Company expects to be debt free when the second PPP loan is forgiven.

Riccardo Delle Coste, the Company’s CEO stated, “This financing dramatically improves our liquidity and will provide the appropriate capital for profitable expansion in our many and growing channels throughout 2021 and beyond as well as satisfying the shareholder equity criteria for uplisting to a national exchange. We are very well positioned to continue the penetration in the public schools throughout the United States and expect to enter the new school year in approximately double the number of locations the company is currently serving. “

Mr. Delle Coste continued, “Our new Twist & Go product combined with our bulk and single serve products has us well positioned to achieve much stronger top and bottom line improvement in the backhalf of 2021 compared to the first half. In addition, we have dramatically improved our expenses and expanded our customer base positioning us to capture a larger share of the market. I believe this is a strong vote of confidence from several of our significant long-term existing stockholders leading this offering.”

About Barfresh Food Group

Barfresh Food Group Inc. (OTCQB: BRFH) is a developer, manufacturer and distributor of ready-to-blend and ready-to-drink beverages, including smoothies, shakes and frappes, primarily for restaurant chains and the foodservice industry. The company’s proprietary, patented system uses portion-controlled pre-packaged beverage ingredients that deliver freshly made frozen beverages that are quick, cost efficient, better for you and without waste. Barfresh has an exclusive distribution partnership with the leading food distributor in North America. For more information, please visit www.barfresh.com.

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking, including statements about the Company’s commercial progress, success of its strategic relationship(s), and projections of future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, “continue,” “could,” “may,” “predict,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The contents of this release should be considered in conjunction with the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any warnings, risk factors and cautionary statements contained therein. Furthermore, the Company expressly disclaims any current intention to update publicly any forward-looking statements after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Deirdre Thomson

ICR

646-277-1283

Deirdre.Thomson@icrinc.com